Exhibit 10.2

SHARED SERVICES AGREEMENT

by and between

GULFPORT ENERGY CORPORATION

AND

DIAMONDBACK ENERGY SERVICES LLC

dated as of

September 29, 2005

SHARED SERVICES AGREEMENT

THIS SHARED SERVICES AGREEMENT (the “Agreement”) is entered into effective as of the 29th day of September, 2005 by and between GULFPORT ENERGY CORPORATION, a Delaware corporation (the “Service Provider”), and DIAMONDBACK ENERGY SERVICES LLC, a Delaware limited liability company f/k/a Reata Energy Services LLC and Titan Energy Services LLC (“Diamondback”). Service Provider and Diamondback may be referred to in this Agreement separately as a “Party” or collectively as the “Parties”.

WITNESSETH:

WHEREAS, Diamondback, an affiliate of the Service Provider, desires to receive certain administrative and support services from Service Provider, subject to the terms and conditions described in this Agreement; and

WHEREAS, in order to assist Diamondback in general operations, Service Provider desires to provide such services to Diamondback, subject to the terms and conditions described in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

SERVICES

SECTION 1.1 SERVICES. Subject to the terms and conditions of this Agreement, Service Provider, acting directly or through its Affiliates (as hereafter defined) or their respective employees, agents, contractors or independent third parties, agrees to provide or cause to be provided to Diamondback and its subsidiaries the services set forth on Exhibit “A” (with any additional services provided pursuant to Section 1.3 being collectively referred to as the “Services”). Diamondback acknowledges and agrees that, except as may be expressly set forth in this Agreement as to a Service, Service Provider shall not be obligated to provide, or cause to be provided, any service or goods to Diamondback. For purposes of this Agreement, “Affiliate” shall mean as to any person another person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person controlled, whether through ownership of voting securities, by contract or otherwise. Notwithstanding anything in this Agreement to the contrary, neither a Party or any of its majority owned subsidiaries shall be deemed an Affiliate of the other Party.

SECTION 1.2 SERVICE COORDINATORS. Each Party will nominate a representative to act as its primary contact with respect to the provision of the Services as contemplated by this Agreement (collectively, the “Service Coordinators”). The initial Service Coordinators shall be Michael G. Moore for Service Provider and Mickey Thompson for Diamondback. Unless otherwise agreed, all notices and communications relating to this Agreement other than those day to day communications and billings relating to the actual provision of the Services shall be directed to the Service Coordinators.

SECTION 1.3 ADDITIONAL SERVICES. Subject to any limitations set forth in this Agreement and Exhibit “A”, Diamondback may request additional Services from Service Provider by providing written notice. Upon the mutual written agreement as to the nature, cost, duration and scope of such additional Services, the Parties shall supplement in writing Exhibit “A” to include such additional Services. In accordance with Section 3.2, the Parties may discontinue one or more Services under this Agreement.

SECTION 1.4 EMPLOYEES, STANDARD OF PERFORMANCE AND LEGAL COMPLIANCE.

(a) Service Provider shall cause its employees (collectively, the “Employees”) to devote such time and effort to the business of Diamondback as shall be reasonably necessary to perform the Services; provided, that the Employees shall not be precluded from engaging in other business activities for or on behalf of Service Provider or its Affiliates. The Employees shall not receive any additional compensation from Diamondback for holding any office, serving as an officer of Diamondback or providing the Services. All duties and services of the Employees shall be rendered at the offices of Service Provider subject to reasonable travel requirements. Unless otherwise expressly provided for in this Agreement, all matters pertaining to the employment of the Employees are the sole responsibility of Service Provider, which shall in all respects be the employer of such Employees. At no time shall the employees, agents and consultants of Service Provider, any independent contractors engaged by Service Provider and/or the employees of any such independent contractors be considered employees of Diamondback. This Agreement is not one of agency between Service Provider and Diamondback, but one with Service Provider engaged independently in the business of providing services as an independent contractor. All employment arrangements are therefore solely Service Provider’s concern, and Diamondback shall not have any liability with respect thereto except as otherwise expressly set forth in this Agreement.

(b) The Services shall be performed with the same general degree of care as when performed within the Service Provider’s organization. In the event Service Provider fails to provide, or cause to be provided, the Services, the sole and exclusive remedy of Diamondback shall be to, at Diamondback’s sole discretion, either (i) have the Service performed until satisfactory, or (ii) not pay for such Service, or if payment has already been made, receive a refund of the payment made for such defective service; provided that in the event Service Provider defaults in the manner described in Section 3.3, Diamondback shall have the further rights set forth in Section 3.3.

(c) Service Provider further covenants and represents to Diamondback that it shall comply in all material respect with all applicable laws, rules, regulations and requirements of any governmental body which may be applicable to the Services provided by Service Provider including, but not limited to, applicable rules and regulations of the Securities Exchange Commission. Service Provider shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its duties and obligations (including all Services) under this Agreement and shall at all times comply with the terms and conditions of such permits, approvals and licenses. Service Provider shall notify Diamondback’s Service Coordinator immediately upon receipt of notice of (i) any material threatened or pending governmental orders, proceedings or lawsuit involving Diamondback or (ii) any material violations relating to the use or maintenance of Diamondback’s assets.

SECTION 1.5 CONFLICT WITH LAWS. Notwithstanding any other provision of this Agreement, Service Provider shall not be required to provide a Service to the extent the provision thereof would violate or contravene any applicable law. To the extent that the provision of any such Service would violate any applicable law, the Parties agree to work together in good faith to provide such Service in a manner which would not violate any law.

ARTICLE II

SERVICE CHARGES

SECTION 2.1 COMPENSATION. As compensation for the Services and any expenses reasonably incurred by Service Provider in providing the Services during the term of this Agreement, Diamondback shall pay Service Provider such hourly rates or other amounts that are mutually agreed to between the Parties.

SECTION 2.2 PAYMENT. Any amounts due to Service Provider from Diamondback for the Services shall be due and payable within thirty (30) days after the calendar month in which the Services were provided.

ARTICLE III

TERM AND DISCONTINUATION OF SERVICES

SECTION 3.1 TERM. The term of this Agreement shall be effective as of the date first written above and shall continue in force until the earlier of (i) three (3) years from the date of this Agreement or (ii) the termination of all Services in accordance with Section 3.3. Upon the expiration of the term, this Agreement shall continue on a month-to-month basis until canceled by either Party upon thirty (30) days prior written notice. Any extension of this Agreement must be made by the Parties in writing.

SECTION 3.2 DISCONTINUANCE OF SERVICES. Either Party may, with the other Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), elect to discontinue any individual Service from time to time. In the event of any termination with respect to one or more, but less than all, of the Services, this Agreement shall continue in full force and effect with respect to any remaining Services. The Parties shall supplement Exhibit “A” to reflect the termination of any such Services.

SECTION 3.3 TERMINATION. This Agreement may be terminated as follows: (i) Diamondback may terminate this Agreement at any time upon not less than thirty (30) days written notice to Service Provider; or (ii) either Party may terminate this Agreement upon immediate written notice if the other Party is in material breach or default with respect to any term or provision of this Agreement and fails to cure the same within thirty (30) days of receipt of notice of such breach or default. Diamondback’s right to terminate this Agreement as provided in this Section 3.3 and the rights set forth in Sections 1.4(b) and 4.1 shall constitute Diamondback’s sole and exclusive rights and remedies for a breach by Service Provider under this Agreement including, but not limited to, any breach caused by an Affiliate of Service

Provider or other third party providing a Service. Upon the termination of this Agreement by Diamondback, Service Provider shall be entitled to immediate payment of any unpaid balance of any amounts due or to be due to Service Provider through the date of termination.

ARTICLE IV

INDEMNIFICATION

SECTION 4.1 BY SERVICE PROVIDER. Service Provider, its Affiliates and their respective shareholders, members, partners, directors, managers, officers, employees and agents shall have no liability for any damages, losses, deficiencies, obligations, penalties, judgments, settlements, claims, payments, fines, interest costs and expenses, including the costs and expenses of any and all actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys, accountants, consultants and other professionals fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder, (collectively, the “Losses”) to Diamondback, its Affiliates or their respective shareholders, members, partners, directors, managers, officers, employees or agents with respect to any Services, except for Losses arising out of or resulting from the gross negligence or willful misconduct of Service Provider. Service Provider will indemnify, defend and hold harmless Diamondback, its Affiliates and their respective shareholders, members, partners, directors, managers, officers, employees and agents from and against any Losses arising out of or resulting from such gross negligence or willful misconduct.

SECTION 4.2 BY DIAMONDBACK. Diamondback shall indemnify, defend and hold harmless Service Provider, its Affiliates and their respective shareholders, members, partners, directors, managers, officers, employees and agents from and against any Losses arising out of or resulting from Service Provider providing the Services, except for Losses arising out of or resulting from the gross negligence or willful misconduct of Service Provider, its Affiliates or their respective shareholders, members, partners, directors, managers, officers, employees or agents.

ARTICLE V

CONFIDENTIALITY

SECTION 5.1 CONFIDENTIALITY. The Parties shall hold and shall cause their respective shareholders, members, partners, directors, managers, officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other Party, any and all Confidential Information (as hereafter defined); provided, that the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, Service Provider or Diamondback, as the case may be, will be responsible, or (ii) to the extent any member of a Party is compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law.

SECTION 5.2 PROTECTIVE ORDER. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to (ii) above, either Party, as the case may be, shall promptly notify the other Party of the existence of such request or demand and shall provide the other Party with a reasonable opportunity to seek an appropriate protective order or other remedy, which both Parties will cooperate in seeking to obtain. In the event that such appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall or shall cause the other Party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed.

SECTION 5.3 CONFIDENTIAL INFOMRATION DEFINED. For purposes of this Agreement, “Confidential Information” shall mean any and all proprietary, technical or operational information, data or material of a Party of a non-public or confidential nature, whether marked as such or not, which has been disclosed by a Party to the other Party in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other Party, (except to the extent that such Confidential Information can be shown to have been (a) in the public domain through no fault of a Party or (b) later lawfully is acquired by the Receiving Party from another source that does not have any confidentiality obligations to the other Party).

ARTICLE VI

FORCE MAJEURE

SECTION 6.1 PERFORMANCE EXCUSED. Continued performance of a Service may be suspended immediately to the extent caused by any event or condition beyond the reasonable control of the Party suspending such performance including, but not limited to, any act of God, fire, labor or trade disturbance, war, civil commotion, compliance in good faith with any law, unavailability of materials or other event or condition whether similar or dissimilar to the foregoing (each, a “Force Majeure Event”).

SECTION 6.2 NOTICE. The Party claiming suspension due to a Force Majeure Event will give prompt notice to the other Party of the occurrence of the Force Majeure Event giving rise to the suspension and of its nature and anticipated duration.

SECTION 6.3 COOPERATION. The Parties shall cooperate with each other to find alternative means and methods for the provision of the suspended Service.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

SECTION 7.1 DIAMONDBACK. Diamondback represents and warrants to Service Provider that as of the date of this Agreement:

(a) Diamondback is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to execute, deliver, and perform this Agreement.

(b) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of Diamondback and do not violate or conflict with its organizational documents, as amended, any material agreement to which Diamondback or its assets are bound, or any provision of law applicable to Diamondback.

(c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Agreement have been obtained and are in full force and effect and all conditions thereof have been materially complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery, or performance of this Agreement.

(d) This Agreement constitutes the legal, valid, and binding obligation of Diamondback enforceable against Diamondback in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

SECTION 7.2 SERVICE PROVIDER. Service Provider represents and warrants to Diamondback that as of the date of this Agreement:

(a) Service Provider is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to execute, deliver, and perform this Agreement.

(b) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of the Service Provider and do not violate or conflict with its organizational documents, as amended, any material agreements to which Service Provider or its assets are bound, or any provision of law applicable to Service Provider.

(c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Agreement have been obtained and are in full force and effect and all conditions thereof have been materially complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery, or performance of this Agreement.

(d) This Agreement constitutes the legal, valid, and binding obligation of Service Provider enforceable against Service Provider in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 CONSTRUCTION RULES. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words used in this Agreement in the singular, where the context so permits, shall be deemed to include the plural and vice versa. Words used in the masculine or the feminine, where the context so permits, shall be deemed to mean the other and vice versa. The definitions of words in the singular in this Agreement shall apply to such words when used in the plural where the context so permits and vice versa, and the definitions of words in the masculine or feminine in this Agreement shall apply to such words when used in the other form where the context so permits and vice versa. Any reference to a section number in this Agreement shall mean the section number in this Agreement unless otherwise expressly stated. All exhibits attached to this Agreement are hereby incorporated by reference, and any reference to an exhibit in this Agreement shall mean the exhibit attached to this Agreement unless otherwise expressly stated. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

SECTION 8.2 NOTICES. Any notices or communications required or permitted to be given by this Agreement must be (i) given in writing, and (ii) be personally delivered or mailed by prepaid mail or overnight courier, or by facsimile or electronic transmission delivered or transmitted to the Party to whom such notice or communication is directed, to the address of such Party as follows:

To Service Provider:	Gulfport Energy Corporation
14313 North May Avenue
Oklahoma City, Oklahoma 73134
Attn: Michael G. Moore
Fax: (405) 848-8816
Email: mmoore@gulfportenergy.com

To Diamondback:	Diamondback Energy Services LLC
14313 North May Avenue
Oklahoma City, Oklahoma 73134
Attn: Mickey Thompson
Fax: (405) 848-8816
Email: mthompson@diamondbackenergy.com

Any such notice or communication shall be deemed to have been given on (i) the day such notice or communication is personally delivered, (ii) three (3) days after such notice or communication is mailed by prepaid certified or registered mail, (iii) one (1) working day after such notice or communication sent by overnight courier, or (iv) the day such notice or communication is faxed or sent electronically and the sender has received a confirmation of such fax or electronic transmission. A Party may, for purposes of this Agreement, change its address, fax number, email address or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other Party pursuant hereto.

SECTION 8.3 ASSIGNMENT; BINDING EFFECT. Neither Party may assign or delegate any of its respective rights, duties or obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other Party; provided, that the foregoing shall in no way restrict the performance of a Service by an Affiliate of Service Provider or a third party as otherwise allowed under this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

SECTION 8.4 NO THIRD PARTY BENEFICIARIES. Except as specifically set forth in this Agreement, nothing in this Agreement is intended to or shall confer upon any party (other than the Parties) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no party (except as so specified) shall be deemed a third-party beneficiary under or by reason of this Agreement.

SECTION 8.5 AMENDMENT. No amendment, addition to, alteration, modification or waiver of any part of this Agreement shall be of any effect, whether by course of dealing or otherwise, unless explicitly set forth in writing and executed by the Parties. If the provisions of this Agreement and the provisions of any purchase order or order acknowledgment written in connection with this Agreement conflict, the provisions of this Agreement shall prevail.

SECTION 8.6 WAIVER; REMEDIES. The waiver by a Party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The failure of a Party to require strict performance of any provision of this Agreement shall not affect such Party’s right to full performance thereof at any time thereafter. No right, remedy or election given by any term of this Agreement or made by a Party shall be deemed exclusive, but shall be cumulative with all other rights, remedies and elections available at law or in equity. The Parties acknowledge that the rights created hereby are unique and recognizes and affirms that in the event of a breach of this Agreement irreparable harm would be caused, money damages may be inadequate and an aggrieved Party may have no adequate remedy at law. Accordingly, the Parties agree that the other Party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce such Party’s rights and the obligations of the other Party not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of a bond or other security).

SECTION 8.7 SEVERABILITY. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to the invalid, illegal, void or unenforceable provision while still remaining valid and enforceable and the remaining terms or provisions contained in this Agreement shall not be affected thereby.

SECTION 8.8 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, by facsimile or otherwise, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

SECTION 8.9 RELATIONSHIP OF PARTIES. Notwithstanding the actual relationship between the Parties, this Agreement does not create a fiduciary relationship, partnership, joint venture or relationship of trust or agency between the Parties.

SECTION 8.10 FURTHER ACTIONS. From time to time, the Parties agree to execute and deliver such additional documents, and take such further actions, as may be requested or necessary to carry out the terms of this Agreement.

SECTION 8.11 REGULATIONS. All employees of Service Provider and its Affiliates shall, when on the property of Diamondback, conform to the rules and regulations of Diamondback concerning safety, health and security which are made known to such employees in advance in writing.

SECTION 8.12 ENTIRE AGREEMENT. This Agreement and the exhibits constitute the entire agreement of the Parties with respect to the subject matter hereof and supersedes and cancels all prior agreements and understandings, either oral or written, between the Parties with respect to the subject matter hereof.

SECTION 8.13 CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 8.14 GOVERNING LAW; VENUE; JURISDICTION. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma. The Parties further agree that any dispute arising out of this Agreement shall be decided by either the state or federal court in Oklahoma County, Oklahoma. The Parties shall each submit to the jurisdiction of those courts and agree that service of process by certified mail, return receipt requested, shall be sufficient to confer said courts with in personam jurisdiction.

SECTION 8.15 LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL OR EQUITABLE THEORY, WHETHER IN TORT, CONTRACT, STRICT LIABILITY OR OTHERWISE, SHALL EITHER PARTY, ITS AFFILIATES OR THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY NATURE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOST MARKETING, LOST PROFITS, LOSS OF GOODWILL, LOSS OF DATA OR WORK STOPPAGE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY HAS BEEN ADVISED OF OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. SERVICE PROVIDER’S LIABILITY HEREUNDER SHALL BE LIMITED TO THE AMOUNT OF FEES RECEIVED FROM DIAMONDBACK.

SECTION 8.16 DISCLAIMER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT, SERVICE PROVIDER MAKES NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, WRITTEN, OR ORAL REGARDING THE SERVICES PROVIDED HEREUNDER INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE, CUSTOM, TRADE AND QUIET ENJOYMENT.

SECTION 8.17 WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ISSUE TRIABLE BY A JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT NOW OR HEREAFTER EXISTS WITH REGARD TO

THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY MAY OTHERWISE ACCRUE. THE PARTIES ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

(REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement effective as of the day and year first written above.

“GULFPORT”	GULFPORT ENERGY CORPORATION,
a Delaware corporation

	By:	/s/ Michael G. Moore
	Name:	Michael G. Moore
	Title:	CFO & Vice President

“DIAMONDBACK”	DIAMONDBACK ENERGY SERVICES LLC,
a Delaware limited liability company

	By:	/s/ Michael O. Thompson
	Name:	Michael O. Thompson
	Title:	CEO

EXHIBIT “A”

SERVICES

Service Provider personnel will provide consulting and administrative services including, but not limited to, payroll and other human resources administration, accounts payable, treasury services including bank reconciliations, risk management consulting, administrative assistance, legal services, security and management information and computer processing systems.